Exhibit 10.1

WAIVER AND TENTH AMENDMENT TO CREDIT AGREEMENT

This WAIVER AND TENTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is effective as of July 24, 2003 and is entered into by and among Opinion Research Corporation, a Delaware corporation (“Parent”), ORC INC., a Delaware corporation (“ORC”, Parent and ORC are sometimes collectively referred to herein as the “Borrowers” and individually as a “Borrower”), the Subsidiaries of Borrowers party hereto, Heller Financial, Inc., in its capacity as Agent for the Lenders party to the Credit Agreement described below (“Agent”), and the Lenders which are signatories hereto.

WHEREAS, Agent, Lenders and Borrowers are parties to a certain Credit Agreement dated as of May 26, 1999 (as such agreement has from time to time been amended, supplemented or otherwise modified, the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement as hereinafter set forth, and Agent and Lenders have agreed to waive certain Events of Default under the Agreement, each on the terms and subject to the conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Agreement and in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.          Definitions. Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Agreement.

2.          Amendments. Subject to the conditions set forth below, the Agreement is amended as follows:

(a)        Section 1.3 of the Agreement shall be amended by adding to the end thereof a new subsection (D) to read as follows:

“(D)    Deferred Fee. In consideration of the Agent and Lenders entering into that certain Waiver and Tenth Amendment to Credit Agreement dated as of July 24, 2003 among Agent, Lenders, Borrowers and the other Loan Parties party thereto (the “Tenth Amendment”), and the waiver by the Agent and Lenders of the Existing Defaults (as defined therein), Borrowers shall pay to Agent, on the Fee Payment Date (as defined below), a non-refundable amendment fee (which shall be deemed to have been fully earned on the date of the Tenth Amendment) equal to one percent (1.00%) of the “Aggregate Commitment”, such amendment fee to be shared by the Lenders on the Fee Payment Date pro rata based on each such Lender’s respective share of the Aggregate Commitment. For purposes hereof, (i) “Fee Payment Date” shall mean the earlier to occur of (a) December 31, 2003 or (b) the date on which all or any portion of the Obligations are repaid in connection with a sale of any assets of any Loan Party or any event described in

Section 6.1(S) of the Agreement and (ii) “Aggregate Commitment” shall mean the aggregate Revolving Loan Commitment plus the outstanding principal amount of Term Loans, in each case as in effect on the date of the Tenth Amendment.

(b)        Section 1.5(C) of the Agreement shall be amended in its entirety and as so amended shall read as follows:

“(C)    Prepayments from Asset Dispositions. Immediately upon receipt of the Net Proceeds in excess of $250,000 for any single transaction or series of transactions, Borrowers shall repay the outstanding principal balance of the Revolving Loan by the amount of any reduction in the Borrowing Base attributable to the Asset Disposition giving rise to such Net Proceeds and, thereafter, immediately repay the Term Loan in an amount equal to the remaining Net Proceeds of such Asset Disposition. The payments shall be applied in accordance with subsection 1.5(E).

(c)        Section 4.3 of the Agreement shall be amended by deleting the dollar amount $15,500,000 set forth opposite the testing date September 30, 2003 and inserting in lieu thereof the dollar amount $14,000,000.

(d)        Subsection (B) of Section 4.4 of the Agreement shall be amended in its entirety and as so amended shall read as follows:

“(B)    Borrowers shall not permit Fixed Charge Coverage for any twelve (12) month period ending on the last day of any calendar quarter to be less than: (i) 1.05 for each of the calendar quarters ending March 31, 2002, June 30, 2002, September 30, 2002, December 31, 2002, March 31, 2003 and June 30, 2003, (ii) 0.90 for the calendar quarter ending September 30, 2003, (iii) 1.10 for the calendar quarter ending December 31, 2003 and (iv) 1.20 for any other calendar quarter.”

(e)        Subsection 4.8(A)(2) of the Agreement shall be amended in its entirety and as so amended shall read as follows:

“(2)     Quarterly Financials. As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of Borrowers (including the last month of Borrowers’ fiscal year), Borrowers will deliver (a) the consolidated and consolidating balance sheets of Parent and its Subsidiaries, as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income, stockholders’ equity and cash flow for such fiscal quarter and for the period from the beginning of the then current fiscal year of Parent to the end of such fiscal quarter and (b) a schedule of the outstanding Indebtedness for borrowed money of Parent and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan.”

(f)         Notwithstanding anything to the contrary contained in the Agreement or any other Loan Document, with respect to the Borrowers’ fiscal quarters ended September 30, 2003 and December 31, 2003, Borrowers agree to deliver the financial statements and Complaince

Certificate required to be delivered to Agent and Lenders for such fiscal quarters pursuant to subsections 4.8(A) and 4.8(C) of the Agreement no later than October 20, 2003 and January 20, 2004, respectively.

(g)        Section 9.13 of the Agreement shall be amended by adding the following after the end of the last sentence thereof: “Notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, the obligations of confidentiality contained herein and therein, as they relate to the transactions contemplated by this Agreement and the other Loan Documents (the “Transaction”), shall not apply to the federal tax structure or federal tax treatment of the Transaction, and each party hereto (and any employee, representative, agent of any party hereto) may disclose to any and all persons, without limitation of any kind, the federal tax structure and federal tax treatment of the Transaction. The preceding sentence is intended to cause the Transaction to be treated as not having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the Internal Revenue Code of 1986, as amended, and shall be construed in a manner consistent with such purpose. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to the federal tax structure of the Transaction or any federal tax matter or federal tax idea related to the Transaction.”

3.          Waiver. Borrowers have informed Agent and Lenders that Events of Default exist under the Agreement due to Borrower’s failure to comply with the provisions of Section 4.3 and Section 4.4 of the Agreement for, in each case, the reporting period ended June 30, 2003 (the “Existing Defaults”). Subject to the satisfaction of the conditions set forth in Section 4 below, Agent and Lenders hereby agree to waive the Existing Defaults. This is a limited waiver and shall not be deemed to constitute a waiver of any other Event of Default or any future breach of the Agreement or any of the other Loan Documents.

4.          Conditions. The effectiveness of this Amendment is subject to the following conditions precedent:

(a)        Borrowers and the other Loan Parties party hereto shall have executed and delivered this Amendment, and such other documents and instruments as Agent may require shall have been executed and/or delivered to Agent;

(b)        All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent and its legal counsel;

(c)        No Default or Event of Default shall have occurred and be continuing (other than the Existing Defaults being waived pursuant to the terms of this Amendment);

(d)        The representations and warranties set forth in Section 5 below are true, correct and complete; and

(e)        Borrowers shall have paid to Agent a non-refundable amendment fee in the amount of 0.50% of the “Aggregate Commitment”, such amendment fee to be shared by the Lenders who have executed this Amendment pro rata based on each Lender’s respective share of the Aggregate Commitment (for purposes of this clause (e), “Aggregate Commitment” shall mean, with respect to the Lenders who have executed this Amendment, the aggregate Revolving Loan Commitment of such Lenders plus the outstanding principal amount of Term Loans of such Lenders, in each case as in effect on the date hereof).

5.          Representations and Warranties. To induce Agent and Lenders to enter into this Amendment, each of the Borrowers represents and warrants to Agent and Lenders:

(a)        that the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of such Borrower and that this Amendment has been duly executed and delivered by such Borrower; and

(b)        that each of the representations and warranties set forth in the Agreement and the Subordinated Loan Agreement (in each instance, other than those which, by their terms, specifically are made as of certain date prior to the date hereof) are true and correct in all material respects as of the date hereof.

6.          Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

7.          References. Any reference to the Agreement contained in any document, instrument or agreement executed in connection with the Agreement shall be deemed to be a reference to the Agreement as modified by this Amendment.

8.          Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument.

9.          Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Agreement and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Agreement. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect.

10.      Reaffirmation. Each Loan Party party hereto has executed and delivered one or more of the Security Documents and/or the other Loan Documents as debtor, grantor, pledgor, guarantor, assignor, or in other similar capacities in which such Person has granted liens or security interests in their respective properties or otherwise acted as an accommodation party or guarantor, as the case may be. Each Loan Party party hereto hereby ratifies and reaffirms all of its respective payment and performance obligations, contingent or otherwise, under the Security Documents and any other Loan Documents to which it is a party and, to the extent any such

Person has granted liens on or security interests in any of their respective properties pursuant to any of the Security Documents or any of the other Loan Documents as security for or otherwise guaranteed the Obligations under or with respect to the Agreement or any other Loan Documents, hereby ratifies and reaffirms such payment and performance obligations, guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations. Each Loan Party party hereto agrees that each of the Security Documents and each other Loan Document remains in full force and effect and is hereby ratified and reaffirmed, and agrees that the Amendment shall not (i) operate as a waiver of any right, power or remedy of Agent or Lenders under the Loan Documents (other than the waiver of the Existing Defaults set forth above) or (ii) constitute a waiver of any provision of any of the Loan Documents (other than the waiver of the Existing Defaults set forth above) or serve to effect a novation of the Obligations.

11.       Release. Effective as of the date hereof and in consideration for the agreements of Agent and Lenders to waive the Existing Defaults and to amend the Agreement as provided above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby confirmed by the Loan Parties, each Loan Party hereby releases and discharges Agent and Lenders and their respective employees, officers, directors, attorneys and agents from any and all claims, causes of action, demands, debts, obligations, liabilities and all other claims which such Loan Party may have against Agent or any Lender, known or unknown, which relate to any action or omission on the part of Agent or any Lender on or prior to the date hereof. Each Loan Party warrants and represents that it is the owner of all claims, demands and causes of action being settled and released and hereby warrants that no portion of any claim, right, demand or cause of action released hereby has been assigned or transferred to any other party.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

AGENT and LENDERS:		BORROWERS:

HELLER FINANCIAL, INC., as Agent and as a Lender		OPINION RESEARCH CORPORATION, a Delaware corporation
By:	MICHAEL J. DONNELLY	By:	DOUGLAS L. COX

Name:	/s/ Michael J. Donnelly	Name:	/s/ Douglas L. Cox
Title:	SVP	Title:	Executive Vice President

FLEET NATIONAL BANK, as a Lender		ORC INC., a Delaware corporation
By:	KENNETH R. GEIGER	By:	KEVIN P. CROKE

Name:	/s/ Kenneth R. Geiger	Name:	/s/ Kevin P. Croke
Title:	Managed Assets Officer	Title:	President

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender
By:	DANIEL EVANS

Name:	/s/ Daniel Evans
Title:	Managing Director

MERRILL LYNCH BUSINESS FINANCIAL SERVICES, INC., as a Lender
By:	PATRICK A. LUCAS

Name:	/s/ Patrick A. Lucas
Title:	AVP

PNC BANK, NATIONAL ASSOCIATION, as a Lender
By:	PHILLIP J. CLARK

Name:	/s/ Phillip J. Clark
Title:	Vice President

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SUBSIDIARIES:

ORC TELESERVICE CORP., a Delaware corporation

By:	KEVIN P. CROKE

Name:	/s/ Kevin P. Croke
Title:	Secretary

ORC PROTEL, INC., a Delaware corporation
By:	KEVIN P. CROKE

Name:	/s/ Kevin P. Croke
Title:	Secretary

MACRO INTERNATIONAL INC., a Delaware corporation

By:	DOUGLAS L. COX

Name:	/s/ Douglas L. Cox
Title:	Secretary

SOCIAL AND HEALTH SERVICES, LTD., a Maryland corporation

By:	KEVIN P. CROKE

Name:	/s/ Kevin P. Croke
Title:	Secretary

ORC TELECOMMUNICATIONS LTD., a Maryland corporation

By:	KEVIN P. CROKE

Name:	/s/ Kevin P. Croke
Title:	EVP